SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K
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CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

COMMISSION FILE NO.: 0-50441

Date of Report: May 27, 2011

CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
(Exact name of registrant as specified in its charter)

New York	84-1275578
(State of other jurisdiction of	(IRS Employer
incorporation or organization	Identification No.)

15 West 39th Street, Suite 14B	10018
(Address of principal executive offices)	(Zip Code)

212-391-2688
(Registrant’s telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
□  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement
Item 5.01	Changes in Control of Registrant
Item 5.02	Departure of Directors or Certain Officers; Appointment of Certain Officers

On May 27, 2011 Fu Qiang resigned from his position as a member of the Company’s Board of Directors and from his position as the Chairman and Chief Executive Officer of the Company.

In connection with his resignation, Fu Qiang entered into a Resignation and Stock Transfer Agreement with Ieong Waifong and the Company.  Pursuant to the Agreement, Fu Qiang transferred to Ieong Waifong five million shares of the Company’s common stock, representing 24.7% of the outstanding shares.  Fu Qiang transferred the shares to Ieong Waifong without compensation.  However, in the same Agreement Ieong Waifang granted to the Company an option to purchase the shares for a price of $.001 per share.   The Company may exercise the option at any time prior to December 31, 2020.

On June 1, 2011 the Company’s Board of Directors appointed Sheng Zhai to serve as Chairman and Chief Executive Officer of the Company.  Sheng Zhai has been employed as the Company’s President since February 8, 2010.

Item 9.01	Financial Statements and Exhibits

Exhibits

10-a	Resignation and Stock Transfer Agreement dated May 26, 2011 among Fu Qiang, Ieong Waifong and China Digital Animation Development, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

June 2, 2011	CHINA DIGITAL ANIMATION DEVELOPMENT, INC.
By: /s/ Sheng Zhai
Sheng Zhai, Chief Executive Officer